AGREEMENT

         THIS AGREEMENT is made and entered into as of July 23, 1996 by and between SURVIVALINK CORPORATION (the "Company"), a Minnesota corporation, and THE VERTICAL FUND ASSOCIATES, L.P. ("Vertical Fund").

                                    RECITALS

         WHEREAS, the Company and Vertical Fund are parties to that certain Supplement to Subscription Agreement dated September 6, 1995 (the "Supplement"); and

         WHEREAS, the Supplement provides Vertical Fund with certain rights (i) to designate a member of the Company's Board of Directors, and (ii) to approve increases in the size of the Board of Directors; and

         WHEREAS, the Company has filed a Registration Statement on Form S-1 (the "Registration Statement") for an initial public offering (the "Offering") of shares of the Company's Common Stock to be underwritten by a group of underwriters (the "Underwriters") for which NatWest Securities Limited, Vector Securities International, Inc. and John G. Kinnard and Company Incorporated are acting as representatives (the "Representatives"); and

         WHEREAS, the Underwriters have required that the rights described above be terminated, waived and/or modified in order to facilitate the Offering; and

         WHEREAS, Vertical Fund acknowledges that it will benefit from the successful completion of the Offering;

         NOW, THEREFORE, in consideration of the foregoing recitals, the respective covenants and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE 1
                 TERMINATION OF RIGHTS TO DESIGNATE BOARD MEMBER
                      AND APPROVE INCREASE IN SIZE OF BOARD

         1.1 Termination of Right to Designate Board Member. Vertical Fund hereby agrees that its right to designate a representative to the Company's Board of Directors (the "Board"), and to be represented at meetings of the Board by a non-voting observer to the Board, as set forth in Section 2.a and 2.b of the Supplement, shall terminate on the closing of the Offering.

         1.2 Termination of Right to Approve Increase in Size of Board. Vertical Fund hereby agrees that its right to approve increases in the size of the Board, as set forth in Section 2.d of the Supplement, shall terminate on the closing of the Offering.


                                    ARTICLE 2
                      AGREEMENTS OF OTHER SECURITY HOLDERS

         2.1 Agreements of Other Security Holders. The agreement of Vertical Fund to terminate its rights as set forth in Article 1 of this Agreement shall become effective when, and only when, the Company obtains substantially similar agreements from Medtronic, Inc. and the Investor Group which acquired shares of the Company in May 1994.


                                    ARTICLE 3
                                  MISCELLANEOUS

         3.1 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Minnesota, including all matters of construction, validity, performance and enforcement, without giving effect to principles of conflict of laws.

         3.2 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed as original and all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in the manner appropriate for each, and to be dated as of the date first above-written.

                                  SURVIVALINK CORPORATION


                                  By   /s/ Byron L. Gilman
                                           Byron L. Gilman
                                           Chief Executive Officer


                                  THE VERTICAL FUND ASSOCIATES, L.P.

                                  By THE VERTICAL FUND GROUP, L.P.


                                    By   /s/ Richard B. Emmitt
                                           Richard B. Emmitt
                                           General Partner